FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated and is effective as of October 12, 2001, among SED INTERNATIONAL HOLDINGS, INC. and SED INTERNATIONAL, INC., jointly and severally (collectively, the "Borrowers"), WACHOVIA BANK, N.A., as Agent (the "Agent") and the Banks party to the "Credit Agreement" defined below (collectively, the "Banks");

W I T N E S S E T H:

WHEREAS, the Borrowers, the Agent and the Banks executed and delivered that certain $50,000,000 Second Amended and Restated Credit Agreement, dated as of August 31, 1999 (as amended by the First Amendment thereto dated as of September 30, 2000, as further amended by that certain letter dated February, 2001, as further amended by that certain Second Amendment dated as of March 30, 2001, and as further amended by that certain Third Amendment dated May 2, 2001 to Amended and Restated Credit Agreement, the "Credit Agreement");

WHEREAS, the Borrowers have requested and the Agent and the Banks have agreed to make certain amendments to the Credit Agreement, subject to the terms and conditions hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrowers, the Agent and the Banks hereby covenant and agree as follows:

1. Definitions. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement from and after the date hereof refer to the Credit Agreement as amended hereby.

2. Waiver. The Borrowers have advised the Agent and the Banks that the Borrowers were in Default under Sections 6.21, 6.23(a), 6.23(b), and 6.24 of the Credit Agreement during the period from June 30, 2001, through and including the date of this Amendment, which Default constitutes an Event of Default under the Credit Agreement (the "Financial Covenant Event of Default"). The Borrowers have requested that the Agent and the Banks waive such Financial Covenant Event of Default solely for the period from June 30, 2001, through and including the date of this Amendment (the "Waiver Period"). The Agent and each of the Banks hereby waive the Financial Covenant Event of Default solely for the Waiver Period. Such waiver of the Financial Covenant Event of Default granted by the Agent and the Banks under this letter shall not extend beyond the Waiver Period and shall thereafter be null and void, and of no force or effect. The waiver of the Financial Covenant Event of Default contained in this letter shall not extend to any other existing Default or Event of Default or other provision of the Credit Agreement or any of the other Loan Documents, whether now existing or hereafter arising. All other provisions of the Credit Agreement and the other Loan Documents remain in full force and effect.

3. Amendments to Credit Agreement. The following amendments are made to the Credit Agreement:

(a) The Aggregate Commitments are reduced from $35,000,000 to $25,000,000.

(b) The following new definitions are hereby added to the Section 1.01:

"Delinquent Trade Payables Reserve" means, at the time of determination, the aggregate amount payable by Borrowers (after deducting any discounts, forgiveness, and allowances actually granted, but including, without limitation, any late fees, charges, and accrued but unpaid interest) under each of the Borrowers' trade payables which, by the original terms of such trade payables, are overdue for payment, without considering any extensions to the time of payment granted by, or on behalf of, the Person to whom such trade payable is due.

"SED Magna Note" means a promissory note made by SED Magna and payable to Borrowers in the original face principal amount of $2,000,000, which note shall (a) evidence all loans made by Borrowers to SED Magna in accordance with Section 6.17; (b) constitute additional collateral security for Borrowers' payment and performance of the Obligations and, in furtherance thereof, shall be promptly delivered to Agent's possession upon its execution by SED Magna and delivery to Borrowers; and (c) be in form and substance satisfactory to Agent.

(c) The definition of "Borrowing Base" is amended and restated in its entirety as follows:

"Borrowing Base" means the following sum:

(i) (A) an amount equal to 70% (or such greater or lesser percentage which the Agent shall establish by written notice to the Borrowers in its good faith discretion) of the face dollar amount of Eligible Accounts as at the date of determination,

PLUS

(B) an amount equal to the lesser of

(x) 40% (or such greater or lesser percentage which the Agent shall establish by written notice to the Borrowers in its good faith discretion) of the dollar amount of the Eligible Inventory, valued at the lower of its FIFO ("first-in, first-out") cost or market value, as at the date of determination, and

(y) the lesser of

(1) 50% of the Aggregate Commitments, and

(2) the amount of clause (i)(A) of this definition,

MINUS

(ii) (A) the IBM Reserve,

PLUS

(B) the Delinquent Trade Payables Reserve,

PLUS

(C) any additional reserve determined by the Agent, in its sole discretion, as the Agent deems necessary as security for payment of the Obligations.

(d) The definition of "Termination Date" is amended and restated in its entirety as follows:

"Termination Date" means whichever is applicable of (i) November 1, 2002, (ii) the date the Commitments are terminated pursuant to Section 7.01 following the occurrence of an Event of Default, or (iii) the date the Borrowers terminate the Commitments entirely pursuant to Section 2.07.

(e) Section 2.04(b) is amended and restated in its entirety as follows:

(b) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date; provided, however, the Termination Date will be automatically extended (subject to the terms of this Agreement, including, without limitation, Sections 7.01 and 2.07) for additional periods of 12 months each ending on November 1 of each year, unless the Agent, on behalf of the Lenders, or the Borrowers, send written notice to other parties hereto terminating such automatic extension on or before September 1 of the then current year.

(f) Section 2.05(a) is amended so that it reads, in its entirety, as follows:

(a) "Applicable Margin" means, with respect to Euro-Dollar Loans, 2.75%, and, with respect to Base Rate Loans, 0.50%.

(g) The reference to "0.375%" contained in Section 2.06(a)(i) is amended to read "0.50%".

(h) The beginning clause of Section 6.01(f), which currently reads "(f) at the end of each calendar week," is amended so that it reads, in its entirety, "(f) on each Domestic Business Day". The remainder of Section 6.01(f) remains unchanged.

(i) Section 6.17 is amended so that it reads, in its entirety, as follows:

SECTION 6.17. Investments. Neither the Borrowers nor any of the Subsidiaries shall make any Restricted Investments; provided, however, Borrowers may from time to time make loans to SED Magna in an aggregate initial principal amount not to exceed $2,000,000, but only if (i) none of such loans exceeds, by itself, $500,000; (ii) each of such loans is made on a different Domestic Business Day; (iii) no Default or Event of Default is in existence at the time any of such loans is made; (iv) each of such loans is evidenced by the SED Magna Note; (v) the SED Magna Note, before any such loan is made, has been executed by SED Magna and delivered to Borrowers, and Borrowers have, in turn, delivered such SED Magna Note to Agent to perfect Agent's security interest in the SED Magna Note granted below; (vi) the SED Magna Note is, at the time each loan is made, subject to a first priority, perfected security interest in favor of Agent; and (vii) immediately after giving effect to any such loan, (A) no Default or Event of Default will be in existence, and (B) the Borrowers will have sufficient availability to borrow at least $7,500,000 in Loans in accordance with the terms of Section 2.01 of this Agreement. The loans permitted under this Section 6.17 shall be non-revolving, which means that repayments of such loans shall not allow Borrowers to make additional loans to SED Magna. Borrowers hereby grant Agent, for itself and the Banks, a security interest in and to the SED Magna Note as additional collateral security for the Borrowers' payment and performance of the Obligations.

(j) Section 6.21 is amended so that it reads, in its entirety, as follows:

SECTION 6.21. Fixed Charge Coverage. Commencing on December 31, 2001, and tested on such date and at the end of each Fiscal Quarter thereafter, the ratio of EBILTDA to Consolidated Fixed Charges shall not at any time be less than the following amounts as of the end of each of the following Fiscal Quarters:

Fiscal Quarter Ending	Ratio
December 31, 2001	1.0 to 1.0
March 31, 2001	1.25 to 1.0
June 30, 2002, and each Fiscal Quarter
thereafter	1.5 to 1.0

The foregoing ratio shall be calculated on a cumulative basis for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters; provided, however, for the 3 consecutive Fiscal Quarters ending on or after December 31, 2001, the foregoing ratio shall be calculated as follows: (i) for the Fiscal Quarter ending December 31, 2001, times 4, (ii) for the Fiscal Quarters ending December 31, 2001, and March 31, 2002, on a cumulative basis, times 2, and (iii) for the first, second and third consecutive Fiscal Quarters ending on or after December 31, 2001, on a cumulative basis, times 1.3333.

(k) Section 6.23 is amended so that it reads, in its entirety, as follows:

SECTION 6.23. Minimum Profitability. (a) Tested at the end of each Fiscal Quarter, the Borrowers' EBITDA shall be greater than the minimum levels as set froth below opposite such Fiscal Quarter ended:

Fiscal Quarter Ending	Minimum Level:
December 31, 2001	$0
March 31, 2001	$500,000
June 30, 2002, and each Fiscal Quarter
thereafter	$850,000

(b) Tested at the end of each Fiscal Quarter, the EBITDA of SEDI and SED E-Store, on a consolidated basis as between them, but otherwise on a non-consolidated basis as to all other members of the consolidated group to which they might otherwise belong (and notwithstanding any reference to the term "consolidated basis" or the like contained in any defined term used in this clause (b)), shall be greater than the minimum levels as set forth below opposite such Fiscal Quarter ended:

Fiscal Quarter Ending	Minimum Level:
December 31, 2001	$400,000
March 31, 2002	$850,000
June 30, 2002, and each Fiscal Quarter
Thereafter	$1,000,000

(l) Section 6.24 is amended so that it reads, in its entirety, as follows:

SECTION 6.24. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will as of June 30, 2001, be not less than $32,000,000, and at all times thereafter will not be less than (x) $32,000,000 plus (y) the sum of (i) 75% of the cumulative Reported Net Income of the Borrowers and the Consolidated Subsidiaries during any period after March 31, 2001 (taken as one accounting period), calculated quarterly at the end of each Fiscal Quarter (but excluding from such calculations of Reported Net Income for purposes of this clause (i), any Fiscal Quarter in which the Reported Net Income of the Borrowers and the Consolidated Subsidiaries is negative), and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after March 31, 2001, calculated quarterly at the end of each Fiscal Quarter.

4. Landlord Lien Waiver. Within sixty days of the date of this Amendment, the Borrowers shall deliver to Agent a fully executed Landlord Agreement with respect to SEDI for its City of Industry, California, location, along with copies of the executed leases therefor, and each of the Borrowers agrees that the failure to comply with this Section 4 shall constitute an a breach of covenant as contemplated in Section 7.01(c) of the Credit Agreement.

5. Exhibits and Schedules. Paragraphs 4, 6, and 7 of the Compliance Certificate attached to Exhibit H of the Credit Agreement is amended and restated in its entirety as set forth on Exhibit A to this Amendment.

6. Effect of Amendment. Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents remain in full force and effect, and constitute the legal, valid, binding and enforceable obligations of the Borrowers. The amendments contained herein will be deemed to have prospective application only, unless otherwise specifically stated herein.

7. Ratification. Each of the Borrowers hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which counterparts, taken together, will constitute but one and the same instrument.

9. Section References. Section titles and references used in this Amendment have no substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

10. No Default; Release. To induce the Agent and the Banks to enter into this Amendment and to continue to make advances pursuant to the Credit Agreement, each of the Borrowers hereby acknowledges and agrees that, as of the date hereof, and after giving effect to the terms hereof, (i) there exists no Default or Event of Default, (ii) there exists no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans or other obligations of the Borrowers owed to the Banks under the Credit Agreement, and (iii) the Agent and each of the Banks has acted in good faith and has conducted its relationships with each of the Borrowers in a commercially reasonable manner in connection with the negotiations, execution and delivery of this Amendment and in all respects in connection with the Credit Agreement, each of the Borrowers hereby waiving and releasing any such claims to the contrary. A default or breach of representation or warranty by the Borrowers under this Amendment shall constitute an Event of Default under the Credit Agreement.

11. Further Assurances. Each of the Borrowers agrees to take such further actions as the Agent reasonably requests in connection herewith to evidence the amendments herein contained.

12. Governing Law. This Amendment is governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.

13. Conditions Precedent; Amendment Fee. This Amendment becomes effective only upon the execution and delivery of this Amendment by each of the parties hereto. The Borrower agrees to pay the Banks a fully earned and non-refundable amendment fee equal to $20,000 in the aggregate upon the execution and delivery of this Amendment.

[Signatures on Following page]

IN WITNESS WHEREOF, the Borrowers, the Agent and each of the Banks has caused this Amendment to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

SED INTERNATIONAL HOLDINGS, INC.

By:_________________________ (SEAL)

Title:

SED INTERNATIONAL, INC.

By:_________________________ (SEAL)

Title:

WACHOVIA BANK, N.A.,

as Agent and as the sole Bank

By:_________________________ (SEAL)

Title:

EXHIBIT A

(Amended and restated paragraphs 4, 6, and 7 contained in the

Compliance Certificate set forth on Exhibit H to the Credit Agreement)

4. Fixed Charge Coverage (Section 6.21)

Commencing on December 31, 2001, and tested on such date and at the end of each Fiscal Quarter thereafter, the ratio of EBILTDA to Consolidated Fixed Charges shall not at any time be less than the following amounts as of the end of each of the following Fiscal Quarters:

Fiscal Quarter Ending	Ratio
December 31, 2001	1.0 to 1.0
March 31, 2002	1.25 to 1.0
June 30, 2002, and each Fiscal Quarter
thereafter	1.5 to 1.0

The foregoing ratio shall be calculated on a cumulative basis for the Fiscal Quarter just ended and the immediately preceding three Fiscal Quarters; provided, however, for the 3 consecutive Fiscal Quarters ending on and after December 31, 2001, the foregoing ratio shall be calculated as follows: (i) for the Fiscal Quarter ending December 31, 2001, times 4, (ii) for the Fiscal Quarters ending December 31, 2001, and March 31, 2002, on a cumulative basis, times 2, and (iii) for the first, second and third consecutive Fiscal Quarters ending on or after December 31, 2001, on a cumulative basis, times 1.3333.

6. Minimum Profitability (Section 6.23)

(a) Tested at the end of each Fiscal Quarter, the Borrower's EBITDA for such Fiscal Quarter shall be greater than the minimum levels set forth in Section 6.23 of the Credit Agreement.

(a) EBITDA - Schedule 5 $_____________

(b) Requirement (minimum level) $_____________

(b) Tested at the end of each Fiscal Quarter, the EBITDA for such Fiscal Quarter of SEDI and SED E-Store, on a consolidated basis as between them, but otherwise on a non-consolidated basis as to all other members of the consolidated group to which they might otherwise belong (and notwithstanding any reference to the term "consolidated basis" or the like contained in any defined term used in this clause (b)), shall be greater than the minimum level as set forth in Section 6.23 of the Credit Agreement.

(a) EBITDA - Schedule 5(A) $_____________

(b) Requirement (minimum level) $_____________

7. Minimum Consolidated Tangible Net Worth (Section 6.24)

Consolidated Tangible Net Worth will as of June 30, 2001, be not less than $32,000,000, and at all times thereafter will not be less than (x) $32,000,000 plus (y) the sum of (i) 75% of the cumulative Reported Net Income of the Borrowers and the Consolidated Subsidiaries during any period after March 31, 2001 (taken as one accounting period), calculated monthly at the end of each month (but excluding from such calculations of Reported Net Income for purposes of this clause (i), any month in which the Reported Net Income of the Borrowers and the Consolidated Subsidiaries is negative), and (ii) 100% of the cumulative Net Proceeds of Capital Stock received during any period after March 31, 2001, calculated monthly at the end of each month.

(a) $32,000,000

(b) 75% of positive Reported Net Income

after March 31, 2001 $

(c) 100% of cumulative Net Proceeds of Capital

Stock received after March 31, 2001 $

Actual Consolidated Tangible

Net Worth - Schedule 4 $

Required Consolidated Tangible Net

Worth (sum of (a) plus (b) plus (c)) $